                                AMENDMENT NO. 2             EXHIBIT 4.24
                                       TO
                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT,
                      AND CONSENT OF INTERCREDITOR LENDERS

                 THIS AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, AND CONSENT OF INTERCREDITOR LENDERS (this "Agreement"), is made as of this 10th day of March, 1995, among LDI CORPORATION, a Delaware corporation ("Borrower"), the various financial institutions listed on the signature pages hereof (collectively, the "Intercreditor Lenders"), and SOCIETY NATIONAL BANK (successor collateral agent to Bank of America Illinois), as collateral agent (the "Collateral Agent"),

                                  WITNESSETH:

                 WHEREAS, Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of July 29, 1994 (as amended by that certain Consent, Waiver and Amendment No. 1 to Second Amended and Restated Credit Agreement, Consent and Waiver with Respect to Note Purchase Agreement, and Consent and Waiver of Intercreditor Lenders, dated as of January 20, 1995, the "Bank Credit Agreement"), with the various financial institutions listed on the signature pages thereto (the "Credit Agreement Banks"), pursuant to which the Credit Agreement Banks have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has entered into that certain Note Purchase Agreement, dated as of August 1, 1989 (as amended, the "1995 Note Purchase Agreement"), with Northwestern National Life Insurance Company, Northern Life Insurance Company, Confederation Life Insurance Company and Beneficial Standard Life Insurance Company (such financial institutions being collectively referred to as the "1995 Noteholders"), pursuant to which the 1995 Noteholders have made certain financial accommodations available to Borrower;

                 WHEREAS, Borrower has executed and delivered that certain Promissory Note, dated as of July 1, 1993, in favor of National Westminster Bank USA, in the original principal amount of $20,000,000 (as amended, the "Natwest Note");

                 WHEREAS, Borrower has executed and delivered that certain Amended and Restated Security Agreement, dated as of July 29, 1994 (the "Security Agreement"), in favor of the Collateral Agent, pursuant to which Borrower (a) ratified and confirmed the grant of the security interest to the Existing Lenders (as defined in the Security Agreement) under the Existing Security Agreement (as defined in the Security Agreement) and (b) granted a continuing security interest to the Collateral Agent, for the benefit of the Collateral Agent and each of the Co-Agents (as defined in the Security Agreement) and for the ratable benefit of the Intercreditor Lenders, in and to the Collateral (as defined in the Security

Agreement), all as security for Borrower's obligations under the Bank Credit Agreement, the 1995 Note Purchase Agreement and the Natwest Note;

                 WHEREAS, in connection with the Bank Credit Agreement, the 1995 Note Purchase Agreement, the Natwest Note and the Security Agreement, Borrower, the Intercreditor Lenders and the Collateral Agent entered into that certain Intercreditor Agreement, dated as of July 29, 1994 (the "Intercreditor Agreement");

                 WHEREAS, Borrower has requested that the Credit Agreement Banks amend the Bank Credit Agreement as set forth in this Agreement; and

                 WHEREAS, the Credit Agreement Banks are willing to amend the Bank Credit Agreement upon the terms and conditions hereof;

                 NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1. AMENDMENTS TO AND WAIVERS OF CERTAIN PROVISIONS UNDER THE BANK CREDIT AGREEMENT.

                 1.1 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Aircraft Residual Reserve Amount" in its entirety and substituting the following new definition of "Aircraft Residual Reserve Amount" in lieu thereof:

                          "Aircraft Residual Reserve Amount" means an amount
                 equal to Two Hundred Fifty Thousand Dollars ($250,000) or such other amount as may be determined by the Required Co-Agents, in their sole discretion, after review of appraisals acceptable to the Required Co-Agents, in their sole discretion.

                 1.2 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Applicable Eligible Aged Receivables Percentage" in its entirety and substituting the following new definition of "Applicable Eligible Aged Receivable Amount" in lieu thereof:

                          "Applicable Eligible Aged Receivables Percentage"
                 means (a) twenty-five percent (25%) for the period commencing on the Effective Date and ending on July 30, 1994; (b) twenty percent (20%) for the period commencing on July 31, 1994, and ending on October 30, 1994; and (c) fifteen percent (15%) on October 31, 1994, and at all times thereafter.

                 1.3 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Applicable Extended Eligible Committed Inventory" in its entirety and substituting the following new definition of "Applicable Extended Eligible Committed Inventory" in lieu thereof:

                          "Applicable Extended Eligible Committed Inventory
                 Percentage" means (a) eighty percent (80%) for the period commencing on the Effective Date and ending on July 30, 1994,
                 (b) seventy- five percent (75%) for the period commencing on July 31, 1994, and ending on October 30, 1994, and (c) seventy percent (70%) on October 31, 1994, and at all times thereafter.

                 1.4 Amendment to Section 1.1. The Credit Agreement banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Applicable One (1) Through Four (4) Percentage" in its entirety and substituting the following new definition of "Applicable One (1) Through Four (4) Percentage" in lieu thereof:

                          "Applicable One (1) Through Four (4) Percentage"
                 means (a) where the lease has been effective for less than ninety (90) days, ninety-five percent (95%), (b) where the lease has been effective for greater than eighty-nine (89) days but less than one hundred eighty-one (181) days, (i) ninety-five percent (95%) for the period commencing on the effective date and ending on July 30, 1994, (ii) ninety percent (90%) for the period commencing on July 31, 1994, and ending on October 30, 1994, (iii) eighty-five percent (85%) on October 31, 1994, and at all times thereafter, and (c) where the lease has been effective in excess of one hundred eighty (180) days, (i) sixty-five percent (65%) for the period commencing on the Effective Date and ending on July 30, 1994, (ii) sixty percent (60%) for the period commencing on July 31, 1994, and ending on October 30, 1994, (iii) fifty-five percent (55%) on October 31, 1994, and at all times thereafter.

                 1.5 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Applicable Residual Percentage" in its entirety and substituting the following new definition of "Applicable Residual Percentage" in lieu thereof:

                          "Applicable Residual Percentage" means (a) eighty
                 percent (80%) for the period commencing on the Effective Date and ending on July 30, 1994, (b) seventy-five percent (75%) for the period commencing on July 31, 1994 and ending on October 30, 1994, (c) sixty-five percent (65%) for the period commencing on October 31, 1994 and ending on November 29, 1994, (d) seventy percent (70%) for the period commencing on November 30, 1994 and ending on the earlier of (i) January 30, 1995 and (ii) the actual date on which Borrower shall have delivered to each Bank the Borrowing Base Certificate which is otherwise due on January 30, 1995, (e) sixty-five percent (65%) upon the earlier to occur of (i) and (ii) set forth in clause (d) above, at which time such Applicable Residual Percentage shall be deemed to be effective as of December 31, 1994 and continuing for the period commencing on such date and ending on January 30, 1995, and (f) eighty percent (80%) on January 31, 1995 and at all times after such date.

                 1.6 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Existing Adverse Conditions" in its entirety and substituting the following new definition of "Existing Adverse Conditions" in lieu thereof:

                          "Existing Adverse Conditions" means (i) the defaults
                 specifically waived (and only for the period set forth in any such waiver letters) by the Banks under those certain waiver letters attached hereto as Annex C, (ii) the financial loss experienced by the Borrower for the Borrower's first fiscal quarter of 1994 as set forth in the Borrower's Form 10-Q filed with the Securities and Exchange Commission for the reporting period ended April 30, 1994, (iii) the incurrence by the Borrower of the 1995 Reserves, and (iv) the consolidated net loss (without taking into account the 1995 Reserves) for the Fiscal Quarter ended January 31, 1995 in an amount not to exceed One Million Eight Hundred Fifty-Four Thousand Dollars ($1,854,000), and (v) the consolidated net loss (without taking into account the 1995 Reserves) for the Fiscal Year ended January 31, 1995 in an amount not to exceed Four Million Seven Hundred Twenty-Three Thousand Dollars ($4,723,000).

                 1.7 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by deleting the definition of "Total Borrowing Base Assets" in its entirety and substituting the following new definition of "Total Borrowing Base Assets" in lieu thereof:

                          "Total Borrowing Base Assets" means, as at any time,
                 an amount equal to (a) eighty-five percent (85%) of the value of the Borrower's Regular Eligible Committed Inventory, plus
                 (b) the lesser of (i) the Applicable Extended Eligible Committed Inventory Percentage then in effect of the value of the Borrower's Extended Eligible Committed Inventory, or (ii) Three Million Four Hundred Thousand Dollars ($3,400,000), plus
                 (c) forty percent (40%) of the value of the Borrower's Eligible Uncommitted Inventory, plus (d) eighty percent (80%) of the net amount of the Borrower's Eligible Receivables, plus
                 (e) the Applicable Eligible Aged Receivables Percentage then in effect of the net amount of Borrower's Eligible Aged Receivables, (f) the Applicable One (1)

                 Through Four (4) Percentage then in effect of the net amount of the Borrower's Eligible Unbilled One (1) Through Four (4) Lease Receivables, plus (g) sixty-five percent (65%) of the net amount of the Borrower's Eligible Zero (0) Rated Lease Receivables, plus (h) (i) during the period commencing on the Effective Date and ending on October 30, 1994, twenty-five percent (25%) of the net amount of the Borrower's Eligible Unbilled Five (5) Rated Lease Receivables, (ii) during the period commencing on October 31, 1994 and ending on January 30, 1995, zero percent (0%) of the net amount of the Borrower's Eligible Unbilled Five (5) Rated Lease Receivables, and (iii) on January 31, 1995, and at all times thereafter, ten percent (10%) of the net amount of the Borrower's Eligible Unbilled Five (5) Rated Lease Receivables, plus (i) eighty-five percent (85%) of the net amount of the Borrower's Eligible Holding Tank Receivables, plus (j) one hundred percent (100%) of the collected funds in the Borrower's operating accounts which constitute Mandatory Bank Accounts (as such term is defined in the Security Agreements), plus (k) the Applicable Residual Percentage then in effect of the then Eligible Residual Value Amount, plus (1) during the period commencing on the Effective Date and ending October 30, 1994, eighty percent (80%) of the MRK Final Payment, plus (m) at such time, and for so long, during the period commencing on the Effective Date and ending on January 30, 1995, as the Borrower shall be the holder of the PFG Note and as the Required Co-Agents shall be satisfied, in their sole discretion, that the Borrower shall have obtained and perfected a security interest in all of the assets of the Picker Joint Venture (other than those, in the ordinary course of business, securing any Picker Joint Venture Non-Recourse
                 Debt), eighty-five percent (85%) of the principal amount then outstanding under the PFG Note, plus (n) eighty percent (80%) of the net amount to be received by the Borrower upon exercise of the Put. The Regular

                 Eligible Committed Inventory, the Extended Eligible Committed Inventory and the Eligible Uncommitted Inventory will be valued at the lower of cost or market value, determined in accordance with GAAP. All components set forth in this definition shall be calculated net of all reserves of the Borrower.

                 1.8 Amendment to Section 1.1. The Credit Agreement Banks and Borrower hereby agree that Section 1.1 of the Bank Credit Agreement shall be amended by adding the following new definition of "1995 Reserves" in proper alphabetical order:

                          "1995 Reserves" means the pre-tax amounts set forth
                 in Borrower's financial statements as at and for the year ended January 31, 1995 delivered in accordance with the terms hereof, to the Banks to accurately reflect the valuation adjustments of Receivables, Inventory, net investments in leases, and/or other balance sheet items, all as identified on a preliminary basis in Borrower's report presented to the Banks and its other senior lenders in the Lender Group Meeting of January 26, 1995; provided, however, that all of the 1995 Reserves shall be deemed for purposes of this Agreement to have been incurred as of January 31, 1995 or during the Fiscal Quarter then ended; and provided, further, that the aggregate amount of the 1995 Reserves shall not exceed Twenty-three Million Dollars ($23,000,000).

                 1.9 Amendment to Section 7.2.4(a). The Credit Agreement Banks and the Borrower hereby agree that Section 7.2.4(a) of the Bank Credit Agreement shall be amended by deleting Section 7.2.4(a) in its entirety and substituting the following new Section 7.2.4(a) in lieu thereof:

                          (a) Consolidated Tangible Net Worth to be less than (i) with respect to the Fiscal Quarters ending on January 31, 1994, April 30, 1994, July 31, 1994 and October 31, 1994,
                 (A) Sixty-five Million Seven Hundred Thousand Dollars ($65,700,000) plus (B) one hundred percent (100%) of Consolidated Net Earnings of each such Fiscal Quarter, as reported in the financial statements delivered to the Securities Exchange Commission in connection with Borrower's Form 10-K or Form 10-Q for each such Fiscal Quarter plus (C) the net proceeds received by the Borrower from the sale of any capital stock of the Borrower after January 31, 1994, and (ii) with respect to the Fiscal Quarter ending on January 31, 1995 and each Fiscal Quarter thereafter,
                 (A) Sixty-Four Million Five Hundred Thousand Dollars ($64,500,000) plus (B) one hundred percent (100%) of Consolidated Net Earnings of each such Fiscal Quarter, as reported in the financial statements delivered to the Securities Exchange Commission in connection with Borrower's Form 10-K or Form 10-Q for each such Fiscal Quarter plus (C) the net proceeds received by the Borrower from the sale of any capital stock of the Borrower after January 31, 1995 less (D) the applicable after tax effect of the 1995 Reserves computed in accordance with GAAP.

                 1.10 Amendment to Annex A. The Credit Agreement Banks and the Borrower hereby agree that Annex A to the Bank Credit Agreement shall be amended by deleting Annex A in its entirety and substituting the new Annex A which is attached hereto as Exhibit A, and incorporated herein by reference.

                 1.11 Amendment to Annex D. The Credit Agreement Banks and the Borrower hereby agree that Annex D to the Bank Credit Agreement shall be amended by deleting Annex D in its entirety and substituting the new Annex D which is attached hereto as Exhibit B and incorporated herein by reference.

                 1.12 Waiver of Section 7.2.4(c) and Section 7.2.4(d). The Credit Agreement Banks hereby waive compliance by Borrower with Section 7.2.4(c) and Section 7.2.4(d) of the Bank Credit Agreement commencing on the date of this Agreement and ending on the Expiration Date.


             SECTION 2.  CONSENT AND DIRECTION OF THE INTERCREDITOR
                                    LENDERS.

                 2.1 Consent and Direction of the Intercreditor Lenders. Subject to the terms and the conditions set forth in this Agreement, the Intercreditor Lenders hereby consent to the terms and provisions of Section 1 of this Agreement.

                           SECTION 3.  MISCELLANEOUS.

                 3.1 Other Terms With Respect to the Waivers and Consents. The effectiveness of the provisions of Section 1.1, Section 1.2, Section 1.3,
Section 1.4, Section 1.5, Section 1.6, Section 1.7, Section 1.8, Section 1.9,
Section 1.12 and Section 2.1 hereof shall also be subject to the condition that, in all other respects, Borrower, as of the date hereof, shall not have violated any warranties, covenants, agreements or provisions or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Bank Credit Agreement) under the Bank Credit Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Event of Default (as defined in the 1995 Note Purchase Agreement) under the 1995 Note Purchase Agreement, or violated any warranties, covenants, agreements or provisions, or otherwise suffered to occur any Default or Event of Default (as such terms are defined in the Security Agreement) under the Security Agreement. The waiver given as set forth in Section 1 hereof shall not extend to prejudice any rights and remedies which the Credit Agreement Banks, the 1995 Noteholders or the Intercreditor Lenders may have in respect of any other violations of any of the terms and provisions of the Bank Credit Agreement, the 1995 Note Purchase Agreement or the Intercreditor Agreement, as the case may be.

                 3.2 Bank Credit Agreement, the Security Agreement and 1995 Note Purchase Agreement. The execution of this Agreement by Borrower shall serve as an acknowledgment that (a) the waivers and consents set forth herein shall not affect the continued legality, validity and binding effect of the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement, and
(b) the Bank Credit Agreement, as previously and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement remain in full force and effect and remain the valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms. Borrower hereby ratifies and confirms the Bank Credit Agreement, as previously amended and as further amended as set forth herein, the Security Agreement and the 1995 Note Purchase Agreement.

                 3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

                 3.4 Severability. In the event any provision of this Agreement should be invalid, the validity of the other provisions hereof shall not be affected thereby.

                 3.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

                 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

LDI CORPORATION, Borrower                              SOCIETY NATIONAL BANK, as Collateral Agent

                                                       By:
                                                           ---------------------------------------------
                                                       Title:
By:                                                           ------------------------------------------
    ----------------------------------------------
Title:
       -------------------------------------------

BANK OF AMERICA ILLINOIS
                                                       NATIONAL CITY BANK, Intercreditor Lender and
(successor in interest to                              Credit Agreement Bank
Continental Bank N.A.),
Intercreditor Lender and Credit Agreement Bank

                                                       By:
                                                           ---------------------------------------------
                                                       Title:
By:                                                           ------------------------------------------
    ----------------------------------------------
Title:
       -------------------------------------------

SOCIETY NATIONAL BANK, Intercreditor Lender
                                                       NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY,
and Credit Agreement Bank                              Intercreditor Lender and 1995 Noteholder

                                                       By:
                                                           ---------------------------------------------
                                                       Title:
By:                                                           ------------------------------------------
    ----------------------------------------------
Title:
       -------------------------------------------

CONFEDERATION LIFE INSURANCE COMPANY,                  BENEFICIAL STANDARD LIFE INSURANCE COMPANY,
Intercreditor Lender and 1995 Noteholder
                                                       Intercreditor Lender and 1995 Noteholder

By:                                                    By:
    ----------------------------------------------         ---------------------------------------------
Title:                                                 Title:
       -------------------------------------------            ------------------------------------------

COMERICA BANK, Intercreditor Lender and Credit
                                                       FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
Agreement Bank                                         Intercreditor Lender and Credit Agreement Bank

                                                       By:
                                                           ---------------------------------------------
                                                       Title:
By:                                                           ------------------------------------------
    ----------------------------------------------
Title:
       -------------------------------------------

THE DAIWA BANK, LIMITED,
                                                       THE FIFTH THIRD BANK, Intercreditor Lender and
Acting through its Chicago                             Credit Agreement Bank
Branch, Intercreditor Lender and Credit
Agreement Bank                                         By:
                                                          ----------------------------------------------
                                                       Title:
By:                                                           ------------------------------------------
    ----------------------------------------------
Title:                                                 And
       -------------------------------------------     by:
                                                           ---------------------------------------------
                                                       Title:
                                                              ------------------------------------------
STAR BANK, NATIONAL ASSOCIATION, Intercreditor
                                                       FIRST NATIONAL BANK OF OHIO, Intercreditor
Lender and Credit Agreement Bank
                                                       Lender and Credit Agreement Bank

By:
    ----------------------------------------------
Title:                                                 By:
       -------------------------------------------         ---------------------------------------------
                                                       Title:
                                                              ------------------------------------------

MICHIGAN NATIONAL BANK, Intercreditor Lender           THE BANK OF TOKYO TRUST COMPANY, Intercreditor
and Credit Agreement Bank                              Lender and Credit Agreement Bank

                                                       By:
                                                           ---------------------------------------------
By:                                                    Title:
    ----------------------------------------------            ------------------------------------------
Title:
       -------------------------------------------

FIRST BANK NATIONAL ASSOCIATION, Intercreditor
                                                       NATIONAL WESTMINSTER BANK, USA, Intercreditor
Lender and Credit Agreement Bank
                                                       Lender
By:
    ----------------------------------------------
Title:                                                 By:
       -------------------------------------------         ---------------------------------------------
                                                       Title:
                                                              ------------------------------------------

NORTHERN LIFE INSURANCE COMPANY, Intercreditor
Lender and 1995 Noteholder

By:
    ----------------------------------------------
Title:
       -------------------------------------------

                                   EXHIBIT A

                                    ANNEX A



                                                                                              Commitment
                                                                                                Period
                                                          Total                               Expiration
                                                        Commitment             Percentage        Date
NATIONAL CITY BANK                                    $ 14,537,135.77           14.1701%       4/30/95

SOCIETY NATIONAL BANK                                 $ 14,537,135.77           14.1701%       4/30/95

CONTINENTAL BANK N.A.                                 $ 13,498,717.64           13.1579%       4/30/95

COMERICA BANK                                         $ 11,629,626.55           11.3360%       4/30/95

FIRST UNION BANK                                      $  8,099,189.55            7.8947%       4/30/95

THE DAIWA BANK, LIMITED                               $  5,814,813.27            5.6680%       4/30/95

THE FIFTH THIRD BANK                                  $  5,814,813.27            5.6680%       4/30/95

STAR BANK, NATIONAL ASSOCIATION                       $  5,814,813.27            5.6680%       4/30/95

FIRST NATIONAL BANK OF OHIO                           $  5,814,813.27            5.6680%       4/30/95

MICHIGAN NATIONAL BANK                                $  5,814,813.27            5.6680%       4/30/95

THE BANK OF TOKYO TRUST COMPANY                       $  5,814,813.27            5.6680%       4/30/95

FIRST BANK NATIONAL ASSOCIATION                       $  5,399,528.09            5.2632%       4/30/95

TOTAL                                                 $102,590,213.00          100.0000%

                                   EXHIBIT B


                         ANNEX D - MANDATORY REDUCTIONS


     Mandatory Reduction Date                     Reductions
     August 10, 1994                              1,653,371.03
     September 10, 1994                           1,417,175.17
     October 10, 1994                             1,417,175.17
     November 10, 1994                            1,417,175.17
     December 10, 1994                              708,587.58
     January 10, 1995                               708,587.58
     February 10, 1995                              236,195.86
     March 10, 1995                                       0